Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-260570) and Form S-8 (File No. 333-261364) of Empire Petroleum Corporation (the “Company”), of our report dated March 31, 2022, relating to the consolidated financial statements of the Company appearing in this Annual Report on Form 10-K of the Company as of and for the year ended December 31, 2021.

/s/ Moss Adams LLP

Dallas, Texas

March 31, 2022